UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2017

U.S. GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	1-8266	22-18314-09
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1910 E. Idaho Street, Suite 102-Box 604, Elko, NV 89801

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (800) 557-4550

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 13, 2017, U.S. Gold Corp., a Nevada corporation (the “Company”) entered into a stock purchase agreement (the “Purchase Agreement”) with Leading Testing Laboratories, Inc. dba LTL Group (the “Purchaser”) pursuant to which it sold 100% of the issued and outstanding common stock of Dataram Memory, its wholly owned subsidiary, to the Purchaser in consideration for a cash payment of Nine Hundred Thousand Dollars ($900,000).

Global Alliance Securities acted as a financial advisor in the transaction. Net proceeds, after payment of expenses associated with Dataram Memory, will be distributed on a pro rata basis to the Company’s shareholders of record on May 8, 2017, as previously disclosed in the Registration Statement/prospectus on Form S-4 (File No. 333-215385), declared effective by the Securities and Exchange Commission on March 7, 2017 (the “Registration Statement”).

As disclosed in the Registration Statement, the costs of the transaction to be deducted from the purchase price to determine the net proceeds shall include:

1.	Sale costs (including applicable legal and accounting fees tied directly to the sale), the Company’s investment banker and broker commissions tied directly to the sale, employee bonuses paid specifically in connection with the sale of the assets;

2.	Costs incurred by a third party administrator overseeing / managing the sale of the assets, if any. This shall not include the costs of the Company’s employee’s managing the legacy business;

3.	Legacy business employee benefits triggered solely by the sale of the legacy assets, such as employee severance;

4.	Debt repayment of the legacy business by the Company, if required as a condition of sale; and

5.	Shareholder distribution costs for special dividend.

Net proceeds are estimated to be approximately $286,500 after deducting costs associated with the legacy Dataram Memory business and the sale thereof including $142,500 for legal and accounting expenses, $74,000 for financial advisory fees, $261,400 for repayment of outstanding undebtedness related to Dataram Memory, $10,000 for paying agent expenses and $125,000 reserved for payments to be made in connection with legacy litigation settlement. The Company will update its disclosure regarding the final net proceeds amount as soon as such numbers are available.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 17, 2017, Anthony M. Lougee resigned as the Company’s Chief Financial Officer. Mr. Lougee’s resignation was not the result from any disagreement with the Company, any matter related to the Company’s operations, policies or practices, the Company’s management or the Board. Additionally, David Moylan no longer serves in any capacity with the Company or its subsidiaries effective October 31, 2017.

Item 7.01 Regulation FD Disclosure

The Company has made available a presentation about its business, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K (the “Report”) and is hereby incorporated by reference.

The information contained in the presentation is summary information that should be considered in the context of the Company’s filings with the Securities and Exchange Commission and other public announcements the Company may make by press release or otherwise from time to time. The presentation speaks as of the date of this Report. While the Company may elect to update the presentation in the future to reflect events and circumstances occurring or existing after the date of this Report, the Company specifically disclaims any obligation to do so.

The presentation contains forward-looking statements, and as a result, investors should not place undue reliance on these forward-looking statements.

The information set forth in this Report, including without limitation the presentation, is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

10.1	Stock Purchase Agreement dated October 13, 2017
99.1	U.S. Gold Corp. Presentation October 2017
99.2	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. GOLD, INC.

Dated: October 19, 2017	/s/ Edward M. Karr
Edward M. Karr
Chief Executive Officer